UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 6, 2009

The Navigators Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-15886	13-3138397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, New York, NY		10119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (914) 934-8999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors

            On August 6, 2009, the Compensation Committee of the Board of Directors (the “Committee”) completed a review of the performance of Mr. Stanley A. Galanski, President & Chief Executive Officer of The Navigators Group, Inc. (the “Company”), and of Mr. Galanski’s compensation relative to peers in the marketplace.  As a result of this review, the Committee elected to increase Mr. Galanski’s base salary to $725,000 per annum effective as of August 16, 2009.  The Committee also approved a grant of 25,000 restricted common shares under the Company’s Amended 2005 Incentive Stock Plan, which grant will follow the vesting and performance criteria under the Company’s Admirals’ Program.  A description of the vesting and performance criteria under the Company’s Admirals’ Program can be found in the “Compensation Discussion and Analysis” section contained in the Company’s Annual Proxy Statement dated March 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.

By:	/s/ Bruce J. Byrnes
	Name:	Bruce J. Byrnes
	Title:	Senior Vice President, General Counsel & Chief Compliance Officer

Date:           August 7, 2009